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                                                                     EXHIBIT 3.1

                                SECOND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BUDGET GROUP, INC.


         Budget Group, Inc., a corporation organized and existing under laws of the State of Delaware (the "Corporation"), does hereby certify that (i) the name of the Corporation is Budget Group, Inc., (ii) the Corporation was originally incorporated under the name Team Holdings, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 31, 1992, (iii) the original Certificate of Incorporation was amended and restated in its entirety and filed with the Secretary of State of Delaware on April 21, 1994 and was amended on June 24, 1996, April 28, 1997, April 23, 1998 and June 2, 1998 (the original Certificate of Incorporation as so amended or restated being referred to herein as the "Certificate of Incorporation"), (iv) the Certificate of Incorporation was restated in its entirety pursuant to Section 245 of the Delaware General Corporation Law and the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 30, 1998 (the original Certificate of Incorporation as so restated being referred to herein as the "Restated Certificate of Incorporation"), (v) the Restated Certificate of Incorporation was amended on May 4, 1999, and (vi) this Second Restated Certificate of Incorporation (A) restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of the Corporation as theretofore amended or supplemented, (B) does not create a discrepancy between its provisions and the provisions of the Restated Certificate of Incorporation of the Corporation as theretofore amended or supplemented, and (C) has been duly adopted by the Board of Directors without a vote of stockholders in accordance with Section 245 of the Delaware General Corporation Law.

         FIRST:   Name. The name of the corporation is Budget Group, Inc.

         SECOND: Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

         THIRD:   Purposes. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

         FOURTH:  A.       Authorized Capital

                  The Corporation is authorized to issue 73,000,000 shares of capital stock, consisting of 72,750,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 250,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

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Of the shares of Common Stock, 70,000,000 shares shall be designated "Budget
Class A Common Stock" and 2,750,000 shares shall be designated "Budget Class B Common Stock." The rights, preferences, privileges and restrictions granted and imposed upon the Preferred Stock, Budget Class A Common Stock and Budget Class B Common Stock are set out hereinbelow.

         B.       Preferred Stock

                  The Preferred Stock may be issued from time to time in one or more series with such designations, preferences, and relative participating, optional or other special rights and qualifications, limitations or restrictions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly granted the authority to fix by resolution or resolutions such designations and powers, preferences and rights and such qualifications, limitations or restrictions which are permitted by Section 151 of the General Corporation Law of Delaware, as amended from time to time, in respect of any class or classes of stock or any series of any class of stock of the Corporation that may be desired, including, but not by way of limitation, the number, distinctive name and serial designation of such class or series; any dividends payable and the rate, time for and priority of payment thereof; whether such dividends shall be cumulative or not; any participating or other special rights with respect to the payment of dividends; any conversion, exchange, purchase or other privilege to acquire shares of any other class or series of the Preferred Stock or Common Stock of the Corporation; any voting power; and any redemption and liquidation price or preference.

         C.       Class A Common Stock.

                  The shares of Class A Common Stock and shares of Class B Common Stock shall be identical in all respects and shall have equal rights and privileges except as expressly set forth in this paragraph C and in paragraph D of this Article FOURTH. Upon dissolution of the Corporation, shares of Class A Common Stock and Class B Common Stock are entitled to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and the payment of any liquidation preference of any outstanding shares of Preferred Stock.

                  1.  Dividends.

                    (a) Subject to the rights of the holders of the Preferred Stock, if any, such dividends or distributions as may be determined by the Board of Directors of the Corporation from time to time may be declared and paid or made upon shares of Class A Common Stock out of any source at the time lawfully available for the payment of dividends; provided that (subject to subparagraphs (b) and (c) below of this paragraph C.1.) identical dividends or distributions are declared and paid concurrently on shares of Class B Common Stock. If dividends or distributions are declared and paid upon shares of Class B Common Stock (subject to subparagraphs (b) and (c) below of this paragraph C.1.), identical dividends or distributions shall be declared and paid concurrently on shares of Class A Common Stock.


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                    (b) No dividend may be declared and paid in shares of Class
A Common Stock unless (i) the dividend is payable only to holders of shares of Class A Common Stock and (ii) a dividend payable to holders of shares of Class
B Common Stock is declared and paid concurrently in the same number of shares of Class B Common Stock per outstanding share of Class B Common Stock as the number of shares of Class A Common Stock declared and paid per outstanding share of Class A Common Stock.

                    (c) No dividend may be declared and paid in Class B Common Stock unless (i) the dividend is payable only to holders of Class B Common Stock and (ii) a dividend payable to holders of shares of Class A Common Stock is declared and paid concurrently in the same number of shares of Class A Common Stock per outstanding share of Class A Common Stock as the number of shares of Class B Common Stock declared and paid per outstanding share of Class B Common Stock.

                  2. Stock Combinations and Subdivisions. Shares of Class A Common Stock shall not be combined or subdivided unless at the same time there is a proportionate combination or subdivision of shares of Class B Common Stock. If shares of Class B Common Stock are combined or subdivided, a proportionate combination or subdivision of shares of Class A Common Stock shall be made at the same time.

                  3. Voting. Except as may otherwise be required by law, the holders of shares of Class A Common Stock shall vote together with the holders of Class B Common Stock as a single class, provided that the holders of Class A Common Stock will have one (1) vote per share and the holders of Class B Common Stock shall have ten (10) votes per share.

         D.       Class B Common Stock.

                  1. Dividends and Distributions. Subject to the provisions of paragraph C.1. of this Article FOURTH, dividends and distributions may be declared and paid or made upon shares of Class B Common Stock as may be permitted by applicable law.

                  2. Stock Combinations and Subdivisions. Subject to the provisions of paragraph C.2. of this Article FOURTH, shares of Class B Common Stock may be combined or subdivided in such manner as may be permitted by applicable law.

                  3. Voting. Subject to the provisions of paragraph C.3. of this Article FOURTH, shares of Class B Common Stock shall have ten (10) votes per share on all matters that may be submitted to a vote or consent of the shareholders.


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                  4.  Conversion.

                    (a) Each holder of record of shares of Class B Common Stock may, in such holder's sole discretion, and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate of one (1) share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the shares of Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, unless otherwise prohibited by law, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the day of such surrender and the person or persons entitled to receive shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

                    (b) Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock in the event that the beneficial or record ownership of such share of Class B Common Stock shall be transferred (including, without limitation, by way of gift, settlement, will or intestacy) to any person or entity that is not then a record or beneficial holder of shares of Class B Common Stock. A pledge of shares of Class B Common Stock as security for an obligation of a holder of such shares of Class B Common Stock shall not be considered a transfer for purposes of this paragraph D.4(b), unless and until beneficial ownership of such shares is transferred to the pledgeholder. The conversion into Class A Common Stock shall be deemed to have occurred (whether or not certificates representing such shares are surrendered) as of the close of business on the date of transfer, and the person or persons entitled to receive shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

                    (c) Before any shares of Class A Common Stock shall be delivered upon conversion, the holder of shares of Class B Common Stock whose shares have been converted into shares of Class A Common Stock shall deliver the certificate(s) representing such shares to the Corporation or its duly authorized agent (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion), specifying the place where the Common Stock issued in conversion thereof shall be sent. The endorsement of the share certificate shall be in form satisfactory to the Corporation or such agent, as the case may be.


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                    (d) The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of each share of Class A Common Stock. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of shares of Class B Common Stock.

                    (e) The Corporation shall, at all times, reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of all outstanding shares of Class B Common Stock and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

                    (f) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of the issue of any shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (g) If any shares of capital stock to be reserved for the purpose of conversion of shares of Class B Common Stock require registration or listing with, or approval of, or inclusion in any governmental authority, stock exchange or other regulatory body, or any automated quotation system of a national securities association, under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing, approval or inclusion, as the case may be.


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                    (h) All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

                    (i) All certificates representing shares of Class B Common Stock surrendered for conversion shall be appropriately canceled on the books of the Corporation, and the number of authorized shares of Class B Common Stock shall be reduced by the number of shares so converted.

                    (j) In case the Corporation shall take a record of the holders of its shares of Class A Common Stock for the purpose of:

                      (1) entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                      (2) entitling them to receive rights to acquire any security issued by the Corporation; or

                      (3) any proposed reclassification, reorganization, consolidation, merger, conveyance or voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding shares of Class B Common Stock at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the day, if any is to be fixed, as of which record holders of shares of Class A Common Stock shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                    (k) So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of (i) at least a majority of the total number of shares of Class A Common Stock outstanding, voting separately as a class, and (ii) at least sixty percent (60%) of the total number of shares of Class B Common Stock outstanding, voting separately as a class, (A) alter or change the rights or privileges of shares of the Common Stock; (B) amend any provision of Section C or this Section D of this Article FOURTH; or (C) effect any reclassification or recapitalization of the Corporation's outstanding Common Stock.


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         FIFTH:   Additional Powers of Board of Directors. The Board of
Directors shall have power, without shareholder action, to make by-laws for the Corporation and to amend, alter or repeal any by-laws.

         SIXTH:   Voting by Ballot. Elections of Directors need not be by ballot unless the by-laws of the Corporation provide otherwise.

         SEVENTH: Limited Liability of Directors. The directors of the Corporation shall be entitled to the full benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SEVENTH shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         EIGHTH: Classified Board of Directors. The number of directors of the Corporation shall not be less than seven (7) nor more than twelve (12), with the exact number of directors to be fixed from time to time by resolution of the Board of Directors of the Corporation. The Board of Directors shall have the exclusive right to fix the number of directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I Directors shall terminate on the date of the 2001 Annual Meeting of Stockholders; the term of the initial Class II Directors shall terminate on the date of the 2000 Annual Meeting of Stockholders; and the term of the initial Class III Directors shall terminate on the date of the 1999 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders beginning in 1999, successors to the Class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorship shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional directors of any Class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that Class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the Annual Meeting of Stockholders for the year in which their terms expire and until their successors shall be duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.


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Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the board of directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article EIGHTH unless expressly provided by such terms.


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         IN WITNESS WHEREOF, the Corporation has caused this Second Restated
Certificate of Incorporation to be executed on its behalf by the undersigned officer, this 24th day of June, 1999, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true.


                                            BUDGET GROUP, INC.


                                            By: /s/ Robert L. Aprati
                                               ---------------------------------
                                                Robert L. Aprati, Executive Vice
                                                President, General Counsel and
                                                Secretary


[CORPORATE SEAL]




STATE OF Illinois

COUNTY OF DuPage

         I, Gerri S. Copper, a Notary Public, do hereby certify that on the 24th day of June, 1999, personally appeared before me Robert L. Aprati, Executive Vice President, General Counsel and Secretary, and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                              /s/ Gerri S. Copper
                          ---------------------------
                                 Notary Public

[Notarial Seal]


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